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                     FIRST AMENDMENT TO SPECTRANET INTERNATIONAL
                          COMMON STOCK PURCHASE AGREEMENT


     This First Amendment to SpectraNet International Common Stock Purchase Agreement (the "AMENDMENT") is entered into as of February 9, 1998, by and among FirstWorld Communications, Inc., a California corporation (previously known as SpectraNet International (the "COMPANY"), Colorado Spectra 3, LLC, a Colorado limited liability company ("SPECTRA 3"), and Enron Capital & Trade Resources Corp., a Delaware corporation ("ENRON").

     WHEREAS, the Company, Spectra 3, Enron and the other parties set forth on the signature pages thereto entered into that certain SpectraNet International Common Stock Purchase Agreement, dated as of December 30, 1997 (the "STOCK PURCHASE AGREEMENT"); and

     WHEREAS, the Stock Purchase Agreement provides that unless they otherwise agree, each of Spectra 3 and Enron have an option to purchase up to Three Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three (3,333,333) shares of the Company's Series B Common Stock (the "OPTION"), provided that the Option is exercised within 45 days of the Initial Closing (as defined in the Stock Purchase Agreement); and

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement, the Stock Purchase Agreement may only be amended by a written instrument signed by the party against whom enforcement of such amendment is sought; and

     WHEREAS, the parties hereto desire to amend the Stock Purchase Agreement as set forth below.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Section 1 c. of the Stock Purchase Agreement is hereby deleted and replaced in its entirety by the following:

          "Subject to the terms and conditions hereof, Spectra 3 and Enron shall severally have the option, exercisable in their sole discretion, to purchase the Series B Shares and Warrants at one or more Optional Closings (as hereinafter defined). As between Spectra 3 and Enron, unless they otherwise agree, each will have the right to purchase up to Three Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three (3,333,333) Series B Shares; provided, however, that to the extent Spectra 3 or Enron elects not to exercise such option (or elects to exercise such option with respect to fewer than all of the Series B Shares that it is entitled to purchase thereunder), the other such party shall have the right to purchase all or any portion of the number of Series B Shares allocated to but not purchased by such party. The option granted hereby shall be exercisable at any time following the Initial Closing and prior to the earlier of (i) June 9, 1998 and (ii) the closing of a high yield debt offering by the Company, by delivering written notice of such exercise to the Company, provided that such option may be


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exercised for an additional fifteen (15) days beyond the earlier of (i) and (ii)
above by a party that has elected to exercise its option with respect to the full number of Series B Shares allocated to such party with respect to any Series B Shares allocated to but not purchased by the other party. The Company agrees to provide Enron and Spectra 3 with at least three business days' written notice prior to the closing of the high yield debt offering, and shall include in such notice the anticipated proceeds to the Company resulting from the offering. To the extent such option is exercised by Spectra 3 and/or Enron pursuant to the foregoing provisions, the Company (i) will severally issue and sell to each party exercising such option and each party exercising such option will severally buy from the Company the total number of Series B Shares to which such option exercise relates, at a purchase price of $3.00 per share, and (ii) will severally issue to each party exercising such option, for no additional consideration, Warrants to purchase a number of shares of Series B Common Stock equivalent to the number of Series B Shares so purchased."

2. Except as modified in this Amendment, the Stock Purchase Agreement shall continue in full force and effect in accordance with its terms.

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     The foregoing agreement is hereby executed in counterparts as of the date first above written.




                              FIRSTWORLD COMMUNICATIONS, INC.,
                              a California corporation


                              By:       /s/  Robert E. Randall
                                  --------------------------------------------
                                   Robert E. Randall, Chief Operating Officer


                              ENRON CAPITAL & TRADE RESOURCES CORP.,
                              a Delaware corporation


                              By:       /s/  Gene E. Humphrey
                                  --------------------------------------------
                                   Vice Chairman


                              COLORADO SPECTRA 3, LLC,
                              a Colorado limited liability company


                              By:       /s/  Donald L. Sturm
                                  --------------------------------------------
                                   Donald L. Sturm, Manager